SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD and 73A.

FOR PERIOD ENDING 07/31/2005
FILE NUMBER 811-08066
SERIES NO.: 4

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                    $    63
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                    $    19
              Class C                    $    19
              Investor Class             $ 8,904
              Institutional Class        $     0

73A.     Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                    $ 000.3479
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                    $ 000.1856
              Class C                    $ 000.1856
              Investor Class             $ 000.3801
              Institutional Class        $ 000.4724